Exhibit 99.2

8000 Towers Crescent Drive             Contact Information
Suite 1220                             Hawk Associates, Inc.
Vienna, VA 22182                       Frank N. Hawkins, Jr. or Julie Marshall
(703) 918-2430                         Phone: (305) 852-2383
http://www.arielway.com                E-mail: info@hawkassociates.com
                                       http://www.hawkassociates.com
                                       http://www.hawkmicrocaps.com



                       Dr. Lloyd Griffiths Joins Ariel Way
                               Board of Directors

Vienna, VA, February 10, 2005 -- Ariel Way, Inc. (OTC Bulletin Board: NFDV), a technology and services provider for highly secure global communications solutions, today announced that Dr. Lloyd Griffiths has been appointed as an independent director on the board of Netfran Development Corp. after its merger with Ariel Way. Dr. Griffiths was also designated the chairman of the company's compensation committee.

Arne Dunhem, Ariel Way chairman and CEO, said, "We are very pleased that Lloyd has agreed to join our board of directors as our second independent director. He was a valuable member of our board before the merger with Netfran, and we believe he will bring a strong work ethic, ethical judgment and an independent voice to our board of directors." Dr. Griffiths said, "I am pleased to continue my involvement with Ariel Way after its merger with Netfran in my position as outside board member and chairman of the compensation committee. Arne and his team have accomplished a great deal in the past several months, and I look forward to assisting the continued growth of Ariel Way in 2005 and beyond." Dr. Griffiths, who will serve as an independent director of the company's board of directors, has been the dean of the School of IT & Engineering at George Mason University since 1997. In that position, he oversees approximately 4,000 engineering students including approximately 1,800 master's degree and 300 Ph.D. students. Many of the school's students are employed in local IT industries. The School of IT & Engineering consists of 150 faculty and 30 staff with an annual budget of $28 million. Dr. Griffiths holds a Ph.D. degree in EE from Stanford University and is a fellow of the IEEE. He has extensive experience as a member of both advisory and corporate boards.

About Ariel Way, Inc.
Ariel Way is a technology and services company providing highly secure global communications solutions. The company is focused on developing innovative and secure technologies, acquiring and growing advanced emerging technology companies and national and global communications service providers. The company also intends to create strategic alliances with companies with complementary product solutions and services. The technology development effort for highly secure communications solutions is conducted by a wholly owned subsidiary, Enfotec, Inc. More information about Ariel Way can be found on the web at http://www.arielway.com.

Enfotec designs, manufactures and markets high-speed security appliance solutions that integrate a high-performance Virtual Private Network (VPN) with a firewall, intrusion detection capabilities, anti-virus and security management in a single network appliance. Enfotec's EN Security Appliance and Custom Security Appliance products feature hardware-based technologies that the company believe delivers true wire-line data speed performance and the highest level of security achievable. The Enfotec EN series of products is scalable while being easy to configure and manage and enables third-party software applications to be easily integrated. Enfotec's firmware and software technologies use standard off-the-shelf components combined with the Linux operating system to provide customers performance levels that the company believes has never before been realized in a non-proprietary, cost-effective, hardware-based security appliance. More information about Enfotec can be found on the web at http://www.enfotec.net.

A profile on the company can be found at http://www.hawkassociates.com/arielway/profile.htm.

An online investor kit containing Ariel Way press releases, SEC filings, current Level II price quotes, interactive Java stock charts and other useful information for investors can be found at http://www.hawkassociates.com and http://www.hawkmicrocaps.com. For investor relations information, contact Frank Hawkins or Ken AuYeung, Hawk Associates, at (305) 852-2383, e-mail: info@hawkassociates.com.

Forward-Looking Statements: Certain statements made in this press release concerning the acquisition of Ariel Way, Inc. and its future operations and acquisitions are forward-looking statements. Although such statements are based on current expectations they are subject to a number of future uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, the Netfran Development Corp. acquisition of Ariel Way, Inc. and additional potential acquisitions and the ability of Ariel Way, Inc. to execute effectively its business plan and develop a successful business. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, anticipations or intentions regarding the future. The company assumes no obligation to update information concerning the forward-looking statements contained herein.